                                                                    EXHIBIT 10.4

                                 NON-COMPETITION AGREEMENT
                                 -------------------------

     This Agreement (the "Agreement") is entered into this ___ day of __________, 19__, by Dinesh C. Patel, Ph.D. ("Stockholder") in favor of Watson Pharmaceuticals, Inc., a Nevada corporation (the "Company"). For purposes of this Agreement, all references to the Company shall include each of its Affiliates. As used in this Agreement, a corporation, partnership, limited liability company or other business entity shall be deemed to be an "Affiliate" of the Company if (i) the Company directly or indirectly owns in excess of fifty percent (50%) of the voting securities or interests of such entity, or (ii) such entity directly or indirectly owns in excess of fifty percent (50%) of the voting securities or interests of the Company.

     WHEREAS, the Company, Jazz Merger Corp., a Delaware corporation ("Watson Sub") and TheraTech, Inc., a Delaware corporation ("TheraTech"), are parties to an Agreement and Plan of Merger dated as of October 21, 1998 (the "Merger Agreement"), pursuant to which TheraTech will merge with and into Watson Sub (the "Merger"), with TheraTech surviving the Merger; and

     WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that Stockholder agree, and in order to induce the Company to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.


                                 AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing, the consummation of the Merger by the Company and for other good and valuable consideration, the receipt and sufficiency of which Stockholder hereby acknowledges, Stockholder agrees as follows:

     1. Non-Solicitation Covenants. Stockholder covenants that he will not, for a period of three (3) years after the date hereof, directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of the Company: (a) solicit, hire or attempt to hire or employ any employee of the Company or its Affiliates on behalf of an individual or other entity which provides the same or similar services, processes or products as the Company or its Affiliates; (b) induce or attempt to induce any employee of the Company or its Affiliates to leave his or her employ with the Company or its Affiliates; (c) induce or attempt to induce any customer, supplier, vendor, joint venture partner or any other person to curtail or cease doing business with the Company or its Affiliates; or (d) solicit or attempt to solicit any customer of the Company on behalf of an individual or other entity which provides the same or similar services, processes or products as the Company or its Affiliates.

     2.  Non-Competition.  Stockholder further agrees as follows

          a. Except as otherwise provided herein, or for and on behalf of the Company, Stockholder agrees that for a period of three (3) years from the date hereof, he will not, without the express written consent of the Company, either directly or indirectly, own, manage, operate, control, be employed or retained by, or in any way engage in or be connected with any Business Enterprise (as defined below), in any capacity whatsoever, including, but not limited to, as a partner, owner, creditor, director, officer, employee, agent or independent contractor, in the geographic territories served by TheraTech. For purposes of this Agreement, the term Business Enterprise shall mean (i) any entity primarily engaged in the the sale, distribution, manufacture, and/or development of alternative drug delivery products; or (ii) any business segment of any entity engaged in the sale, distribution, manufacture, and/or development of alternative drug delivery products or any other business in which TheraTech is currently engaged, but, in the case of subsection (ii) the definition of Business Enterprise shall not include the portion of any business entity not engaged in any of the foregoing activities.

          b. Stockholder's ownership of less than one percent of the outstanding equity securities of a firm which is listed on a national or regional securities exchange market shall not, in itself, constitute a violation of this Section 2.

3.  General Terms.

          a. Stockholder acknowledges that any breach of any obligation contained in this Agreement is not adequately compensable by monetary damages, and Stockholder agrees that any such breach shall cause the Company irreparable harm for which the Company shall be entitled to a temporary restraining order and preliminary injunction without prior notice to Stockholder. Any and all attorneys' fees, costs and expenses incurred by the Company in enforcing the terms of this Agreement shall be reimbursed to the Company by Stockholder.

          b. In the event that any body of competent jurisdiction shall determine that any of the restrictive covenants in this Agreement are inequitably broad, it is the intention and agreement of the parties that the decision-maker shall equitably adjust the obligations of Stockholder under this Agreement to include the maximum reasonable restriction allowed by law rather than entirely eliminate any such obligations. In the event that the decision-maker shall equitably adjust or eliminate any of the restrictive covenants in this Agreement all other aspects of this Agreement shall remain in full force and effect.

          c. In the event that any provision of this Agreement is determined by any body of competent jurisdiction to be unenforceable, illegal or contrary to public policy, that body shall modify such provision to conform to public policy, or to interpret it in such a way as to render it enforceable and legal, in accordance with the intent of the parties as expressed herein. In the event that a body of competent jurisdiction decides that any provision of this Agreement is unenforceable, illegal or contrary to public policy and cannot be reformed, only such provision shall be affected and all other provisions of this Agreement shall remain in full force and effect.

          d. This Agreement shall be binding upon Stockholder and inure to the benefit of the Company and its successors and assigns.

          e. This instrument contains the entire agreement of the Company and Stockholder with respect to the subject matter hereof and supersedes all prior understandings and agreements of the Company and Stockholder with respect to the subject matter hereof.

          f. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

          g. The rights and remedies enumerated herein, are in addition to any rights or remedies the Company may have under any other agreement, and shall not be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in any other agreement, including without limitation, any rights or remedies the Company has under the employment agreement dated May 1, 1998, as amended, between TheraTech and Stockholder.


     IN WITNESS WHEREOF, Stockholder has caused this Agreement to be duly executed as of the day and year first above written.



                                    ___________________________________
                                          Dinesh C. Patel, Ph.D.